ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                               BAB SYSTEMS, INC.,

                             BAGELS UNLIMITED, INC.

                                       AND

                       DONALD NELSON AND MARY ANN VARICHAK



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                                TABLE OF CONTENTS


         ARTICLE 1         DEFINITIONS..........................................................................  1

         ARTICLE 2         PURCHASE OF CERTAIN ASSETS; LIMITED ASSUMPTION OF
                           LIABILITIES..........................................................................  1
                  2.1      Purchase of Assets...................................................................  1
                  2.2      Excluded Assets......................................................................  3
                  2.3      Purchase Price; Payment for Purchased Assets.........................................  3
                  2.4      Limited Assumption of Liabilities....................................................  4
                  2.5      Allocation of Purchase Price.........................................................  4
                  2.6      Proration of Payments................................................................  4

         ARTICLE 3         CLOSING..............................................................................  5
                  3.1      Closing Date.........................................................................  5

         ARTICLE 4         ADDITIONAL COVENANTS.................................................................  5
                  4.1      Pre-Closing Covenants................................................................  5
                  4.2      Non-Competition Agreements...........................................................  6
                  4.3      Employees and Employee Benefits......................................................  6
                  4.4      Seller to Change Corporate Name......................................................  7
                  4.5      Access to Records....................................................................  7
                  4.6      Registration Rights..................................................................  7

         ARTICLE 5         REPRESENTATIONS AND WARRANTIES OF SELLER AND
                           PRINCIPALS...........................................................................  7
                  5.1      Organization and Good Standing of Seller.............................................  7
                  5.2      Authorization of Agreement and Enforceability........................................  7
                  5.3      Effect of Agreement..................................................................  8
                  5.4      Government and Other Consents........................................................  8
                  5.5      Financial Statements and Financial Performance.......................................  8
                  5.6      Commitments..........................................................................  9
                  5.7      Tax Matters..........................................................................  9
                  5.8      Title to Purchased Assets; Absence of Liens and Encumbrances, Etc....................  9
                  5.9      Condition of Purchased Assets........................................................ 10
                  5.10     Intellectual Property................................................................ 10
                  5.11     Environmental Matters................................................................ 10
                  5.12     Insurance............................................................................ 11
                  5.13     Permits, Licenses, Compliance with Laws.............................................. 11
                  5.14     Ownership of Seller.................................................................. 11
                  5.15     Litigation........................................................................... 11
                  5.16     Books and Records.................................................................... 12
                  5.17     Labor Matters........................................................................ 12
                  5.18     Employee Benefits.................................................................... 12
                  5.19     Employees............................................................................ 12
                  5.20     Absence of Certain Changes or Events................................................. 12
                  5.21     No Brokers........................................................................... 13
                  5.22     Other Information.................................................................... 13

         ARTICLE 6         REPRESENTATIONS AND WARRANTIES OF BUYER.............................................. 13
                  6.1      Organization and Good Standing of Buyer.............................................. 13
                  6.2      Authorization of Agreement and Enforceability........................................ 14
                  6.3      Effect of Agreement.................................................................. 14
                  6.4      Financial Statements and Financial Performance....................................... 14
                  6.5      Capitalization....................................................................... 14
                  6.6      Intellectual Property................................................................ 14
                  6.7      Environmental Matters................................................................ 15
                  6.8      Insurance............................................................................ 15
                  6.9      Permits, Licenses, Compliance with Laws.............................................. 15
                  6.10     Litigation........................................................................... 15
                  6.11     Labor Matters........................................................................ 16
                  6.12     Employee Benefits.................................................................... 16
                  6.13     Other Information.................................................................... 16
                  6.14     No Brokers........................................................................... 16

         ARTICLE 7         CONDITIONS PRECEDENT TO CLOSING...................................................... 16
                  7.1      Conditions Precedent to the Obligations of Buyer to Proceed with
                           Closing.............................................................................. 16
                  7.2      Conditions Precedent to the Obligations of the Seller and the Principals
                           to Proceed with Closing.............................................................. 18

         ARTICLE 8         SECURITIES DISCLOSURES REGARDING BAB SECURITIES...................................... 19
                  8.1      Unregistered Securities; Restrictions On Transfer.................................... 19

         ARTICLE 9         TERMINATION.......................................................................... 20
                  9.1      Termination Prior to Closing......................................................... 20

         ARTICLE 10        INDEMNIFICATION...................................................................... 20
                  10.1     Indemnification by Seller and the Principals......................................... 20
                  10.2     Indemnification by Buyer............................................................. 21
                  10.3     Limitation of Liability.............................................................. 21
                  10.4     Right of Setoff; No Waiver........................................................... 21
                  10.5     Third Party Claims................................................................... 22

         ARTICLE 11        ARBITRATION.......................................................................... 22
                  11.1     In General........................................................................... 22
                  11.2     Discovery............................................................................ 22

         ARTICLE 12        GENERAL.............................................................................. 22
                  12.1     Expenses............................................................................. 22
                  12.2     Survival of Representations and Warranties........................................... 23
                  12.3     No Third Party Beneficiaries......................................................... 23
                  12.4     Notices.............................................................................. 23
                  12.5     Further Assurances................................................................... 24
                  12.6     Entire Agreement..................................................................... 24
                  12.7     Headings............................................................................. 24
                  12.8     Counterparts......................................................................... 24
                  12.9     Governing Law........................................................................ 24
                  12.10    Severability......................................................................... 24
                  12.11    Amendments........................................................................... 24
                  12.12    Assignment........................................................................... 25
                  12.13    Successors and Assigns............................................................... 25
                  12.14    No Joint Venture..................................................................... 25
                  12.15    Construction of Agreement............................................................ 25

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                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT ("AGREEMENT") is entered into effective as of May 1, 1996, by and between BAB Systems, Inc., an Illinois corporation ("BUYER"), Bagels Unlimited, Inc., a Wisconsin corporation ("SELLER"), and Donald Nelson and Mary Ann Varichak (collectively, the "PRINCIPALS"). Buyer, Seller and Principals are referred to collectively as the "PARTIES."

                                    RECITALS:

         A. Seller is engaged in the business of owning and operating Big Apple Bagels stores pursuant to franchise and area development agreements with BAB Systems, Inc., which is an affiliate of Buyer, in the Milwaukee, Wisconsin area (the "BUSINESS").

         B. Seller desires to sell, and Buyer desires to buy certain assets related to the Business upon the terms and conditions set forth in this Agreement.

         C. The Principals collectively own all of the outstanding capital stock of the Seller and desire that Buyer purchase certain assets from Seller and also desire to enter into certain other agreements with Buyer on the terms and conditions set forth herein.

                                   AGREEMENTS:

         NOW THEREFORE, in consideration of the foregoing Recitals and the mutual agreements, covenants, representations, and warranties contained in this Agreement, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         Unless otherwise defined in this Agreement, capitalized terms used herein shall have the meaning set forth in the attached Schedule 1 which is incorporated by reference in this Agreement.

                                    ARTICLE 2
                 PURCHASE OF CERTAIN ASSETS; LIMITED ASSUMPTION
                                 OF LIABILITIES

         2.1 PURCHASE OF ASSETS. On the terms and subject to the conditions of this Agreement, Buyer shall purchase from Seller, and Seller shall sell, assign, transfer, convey and deliver to Buyer, at Closing, all of the properties and assets of Seller related to, derived from, or used in the operation of the Business, wherever located, excepting only the Excluded Assets (the "PURCHASED ASSETS"). The Purchased Assets shall specifically include, without limitation, the following:

                  (a) all furniture, fixtures, equipment, shelving, displays, signs, computer equipment and accessories, supplies, packaging materials, raw materials, tools and other tangible personal property of Seller, whether now owned or acquired between the date of this Agreement and the Closing Date;

                  (b) all good and saleable inventory of coffee, bagels and cream cheese, bagel and cream cheese ingredients, and other products sold at the Stores ("INVENTORY");

                  (c) all of Seller's right, title and interest under the supply contracts, utility contracts, equipment leases and other arrangements with vendors relating to, derived from or used in the operation of the Business to the extent assignable, including, without limitation, the contents and arrangements identified on the attached Schedule 2.1(c) (the "ASSIGNED CONTRACTS");

                  (d) all intellectual property developed and owned by Seller or Principals and related to, derived from or used in the operation of the Business (the "INTELLECTUAL PROPERTY"), including, without limitation,
         (i) any and all trade names, trademarks, service names, service marks, copyrights, private labels, logos or designs, whether registered or not, related to, derived from or used in connection with the Business; and (ii) all other knowledge, information, know-how, patents, processes, procedures, devices, techniques, programs, software, creations, methods, formulas, designs, drawings, and technical information related to, derived from or used in the operation of the Business.

                  (e) all books, records and documents of Seller related to, derived from or used in the operation of the Business, including, without limitation, all customer lists, supplier lists, price lists, telephone numbers and listings, advertising materials and marketing plans, business files, regulatory files and approvals, business plans, financial data, operations manuals, repair or service manuals, fire, safety or environmental reports and all data related to inventory, sales and accounts receivable and similar books and records related to the Business;

                  (f) all permits, licenses, orders, consents and approvals of any governmental or regulatory authority related to the operation of the Business, to the extent assignable (the "LICENSES AND PERMITS");

                  (g) all prepaid fees, charges and deposits for which Buyer compensates Seller in accordance with Section 2.6;

                  (h) all of Seller's interest in and rights to the six (6) Big Apple Bagels stores (the "STORES") and the leases for such Stores (the "LEASES"), as set forth on the attached Schedule 2.1(h);

                  (i) all franchise agreements, licenses, and development agreements related to the Stores or the Business;

                  (j)      all accounts and notes receivable; and

                  (k) all other assets, properties, claims and rights of Seller, which are not part of the Excluded Assets, that are related to, derived from or used in the operation of the Business.

         2.2 EXCLUDED ASSETS. The following assets of Seller (the "EXCLUDED ASSETS") shall not be transferred to Buyer under this Agreement:

                  (a) all cash on hand and in bank accounts and the consideration to be paid to Seller pursuant to this Agreement;

                  (b) any inventory or raw materials which are spoiled or obsolete;

                  (c) any wastes located at the Stores;

                  (d) Seller's corporate charter, taxpayer and other identification numbers, tax returns, corporate seals, corporate minute books, stock ledgers and other documents of Seller relating to the organization and existence of Seller as a corporation;

                  (e) Personal assets identified on the attached Schedule
         2.2(e);

                  (f) Leased equipment identified on the attached Schedule 2.2(f); and

                  (g) Any claims or action of Seller against BAB arising prior to the Closing Date and relating to the operation of the Business.

         2.3      PURCHASE PRICE; PAYMENT FOR PURCHASED ASSETS.

                  (a) Purchase Price. The aggregate Purchase Price to be paid by Buyer to Seller in consideration for the Purchased Assets (the "PURCHASE PRICE") shall be (i) Seven Hundred Seventy-two Thousand Five Hundred Dollars ($772,500), minus the sum of (A) the amount of all liabilities assumed by Buyer pursuant to Section 2.4, (B) the amount of any loans (principal and interest) outstanding from Buyer to Seller, and (C) up to $20,000 to be withheld for payment by Buyer of the costs of preparing Seller's Audited Financial Statements (as defined in
         Section 5.5), plus the sum of (A) Seller's cost of the Inventory existing on the Closing Date, and (B) costs of constructing, equipping, and acquiring and installing signage of the Menomonee Falls Store, which have been paid to date; (ii) 50,000 shares of the Common Stock, no par value, of BAB Holdings, Inc. (the "BAB STOCK"); and (iii) an option to purchase 100,000 shares of the Common Stock of BAB Holdings, Inc. (the "BAB OPTION"), exercisable for a period of 5 years commencing with the Closing Date at $4.00 per share in the form attached as
         Exhibit 2.3.

                  (b) Payment of Purchase Price. The Purchase Price shall be payable at the Closing in cash (or equivalent) in the amount determined in accordance with 2.3(a)(i) and by delivery of the BAB Stock and BAB Option, each issued in the name of Seller.

         2.4      LIMITED ASSUMPTION OF LIABILITIES.

                  (a) Subject to the terms and conditions hereof, Buyer shall assume at Closing the trade payables of Seller incurred in the normal course of business operations.

                  (b) The actual amount of liabilities assumed pursuant to
         Section 2.4(a) as of the Closing Date shall be set forth on a closing statement to be agreed upon by the Parties prior to Closing and such amount shall be used in the calculation of the Purchase Price under
         Section 2.3(a). In the event that Buyer and Seller are unable to agree upon such amount, such amount shall be determined by an independent accountant mutually acceptable to Buyer and Seller.

                  (c) Except as expressly provided in this Section 2.4, Buyer shall not assume any liabilities or obligations of Seller and Seller shall be solely liable for and shall indemnify and hold Buyer harmless against all liabilities and obligations arising from the ownership, use and operation of the Business and the Purchased Assets prior to the Closing Date, contingent or fixed, whether or not reflected on the books and records of Seller.

         2.5 ALLOCATION OF PURCHASE PRICE. Seller, Principals and Buyer agree that they shall agree upon the allocation of the Purchase Price among the Assets and upon the value of the non-cash consideration which is a part of the Purchase Price and shall take no position inconsistent therewith for purposes of tax or accounting.

         2.6 PRORATION OF PAYMENTS. All real property, personal property and similar taxes and installments of general and special assessments, if any, with respect to the Purchased Assets shall be prorated on the basis of actual days elapsed between the commencement of the relevant tax year and the Closing Date, based on a 365-day year and the most recent tax statements or bills applicable thereto. Any installment of rental payments with respect to the Leases, all prepaid fees, charges and expenses incurred in the ordinary course of business, and all utility or similar periodic charges incurred with respect to the operations of the Stores which are payable with respect to the current period in which the Closing Date occurs shall be prorated between Seller and Buyer on the basis of actual days elapsed from the first day of the relevant period to the Closing Date. Seller shall be responsible for all such taxes, payments and charges allocable to the date of and all times prior to the Closing Date and Buyer shall be responsible for all such taxes, payments and charges allocable to all times after the Closing Date. In addition, Seller shall be entitled to all revenues and shall pay all expenses related to the operation of the Business up to and including the Closing Date. Notwithstanding the foregoing, in the event that there is a year-end adjustment for rent, taxes, insurance or other charges under any of the Leases, Seller or Principals shall promptly pay to Buyer a pro rata share of the amount of such adjustment based on the actual days elapsed from the first date of the relevant Lease year and the Closing Date. Nothing in this Section 2.6 shall be construed to require Buyer to assume any obligations related to the Business (including, without limitation, any obligations requiring employees, payroll or employee benefits, except with respect to employees who are hired by Buyer) other than the liabilities expressly assumed pursuant to Section 2.4. Seller shall receive a credit for security deposits and other deposits.

                                    ARTICLE 3
                                     CLOSING

         3.1 CLOSING DATE. Subject to the conditions contained in this Agreement, the closing of the transactions to be effected hereunder (the "CLOSING") shall be held at the offices of Seller on May 1, 1996, or at such other time and place or on such other date as shall be mutually agreed upon in writing by Buyer and Seller (the actual date of such Closing is herein called the "CLOSING DATE").

                                    ARTICLE 4
                              ADDITIONAL COVENANTS

         4.1 PRE-CLOSING COVENANTS. The Parties agree as follows with respect to the period between execution of this Agreement and the Closing:

                  (a) General. Each of the Parties will use all reasonable best efforts to take all actions, to do all things necessary, proper, or advisable to consummate and make effective the transactions contemplated by this Agreement (including, without limitation, satisfying the conditions precedent to Closing).

                  (b) Due Diligence Matters. Seller shall make available to Buyer and its advisors all such due diligence information, books and records as Buyer may reasonably request in connection with Buyer's due diligence investigation of the Business and the Purchased Assets, and Seller shall provide Buyer with access to the Stores for purposes of inspection and due diligence review.

                  (c) Continued Operations and Maintenance of Purchased Assets. Seller and the Principals shall continue to operate the Business to the best of their abilities in a manner consistent with the operations of the Business prior to the date of this Agreement. Seller shall maintain the books and records of the Business in the usual, regular and ordinary manner on the basis consistent with prior periods. Seller shall maintain the Purchased Assets in good repair, order and condition, reasonable wear and use expected.

                  (d) Premises Clean-up. Prior to Closing, Seller shall clean up the stores and any other Business premises and all wastes or other Excluded Assets located at the stores and any other Business premises shall be removed and properly disposed of by Seller in accordance with all applicable laws.

                  (e) Notice of Developments/Risk of Loss. Seller will give prompt written notice to Buyer of any material developments affecting the Business. Seller shall bear the risk of loss as to any or all of the Purchased Assets prior to Closing.

         4.2 NON-COMPETITION AGREEMENTS. At Closing, the Principals shall each execute and deliver a non-competition agreement mutually acceptable to Seller and Buyer (collectively, the "NON-COMPETITION AGREEMENTS") in the form attached hereto as Exhibit 4.2.


         4.3      EMPLOYEES AND EMPLOYEE BENEFITS.

                  (a) Buyer may, but shall have no obligation to, offer positions of employment to any of the employees or former employees of Seller. Any particular offer of employment will be made solely at the Buyer's discretion on terms and conditions established by Buyer. Notwithstanding the foregoing, Buyer agrees that on the Closing Date it will hire "substantially all" of Seller's "affected employees," as such phrases are defined in Section 109.07 of the Wisconsin Statutes and the regulations issued thereunder. Further, Buyer agrees that it will hire a sufficient number of employees of Seller so as to ensure that no notice is required to be given under the Worker Adjustment and Retraining Notification Act, 29 U.S.C. ss. 2101 et seq.

                  (b) On the Closing Date, Seller shall terminate the employment of any current employees who are not retained as employees by Buyer and Seller shall be solely responsible for, and shall indemnify Buyer against any contractual, unemployment, workers' compensation, sick pay, vacation pay, severance pay, collective bargaining agreement, 401(k) or pension obligations or other employment-related benefits, costs or claims of any kind whatsoever which exist as of or prior to the Closing Date with respect to such employees.

                  (c) Upon the request of Buyer, Seller shall provide full and fair disclosure and access to and copies of all personnel files, payroll and related employment records and full and fair disclosure of information related to individual employee performance and conduct consistent with the Americans with Disabilities Act and other applicable laws.

         4.4 SELLER TO CHANGE CORPORATE NAME. On the Closing Date, Seller shall file an amendment to its articles of incorporation to change Seller's name to a name that is dissimilar to its present name which does not contain the word "Bagels." Following such name change, Seller shall not use the word "Bagels" in any assumed names, trade names or service marks.

         4.5 ACCESS TO RECORDS. Following Closing, Buyer shall have access to and the right to make copies of, all of Seller's books and records that are part of the Excluded Assets to the extent reasonably necessary for the operation of the Business or the preparation of tax returns and financial statements of Buyer following the Closing Date. Seller shall retain such excluded books and records as required by all applicable laws. After the Closing, Seller and the Principals shall have access to any records transferred to Buyer at Closing to the extent reasonably necessary for the preparation of income tax returns.

         4.6 REGISTRATION RIGHTS. At Closing, all of the Parties shall execute and deliver a Registration Rights Agreement in the form attached hereto as
Exhibit 4.6 (the "REGISTRATION RIGHTS AGREEMENT") whereby Seller shall be granted the right to include the BAB Stock and the Common Stock which may be acquired upon exercise of the BAB Option in certain registration statements which may be filed by BAB Holdings, Inc. under the Securities Act of 1933, as amended.

                                    ARTICLE 5
             REPRESENTATIONS AND WARRANTIES OF SELLER AND PRINCIPALS

         Seller and the Principals, jointly and severally, represent, warrant, covenant and agree with Buyer that the following representations and warranties are true, correct and complete as of the date this Agreement and will be reconfirmed and recertified (and updated, as necessary) so as to be true, correct and complete as of the Closing Date:

         5.1 ORGANIZATION AND GOOD STANDING OF SELLER. Seller is a corporation duly organized, validly existing and in current status under the laws of the State of Wisconsin. Seller has all requisite corporate power and authority, licenses, permits and franchises to own, lease and operate its properties and assets and to carry on the Business as currently conducted. Seller is qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to so qualify will not have a material adverse effect on the Business or the Purchased Assets.

         5.2 AUTHORIZATION OF AGREEMENT AND ENFORCEABILITY. Seller has full corporate power and authority to execute and deliver this Agreement and the Ancillary Documents and to perform its obligations under this Agreement and the Ancillary Documents. Each of the Principals has the full power, authority and legal capacity to execute this Agreement and the Ancillary Documents, and to perform their respective obligations hereunder and thereunder. This Agreement and the Ancillary Documents have been duly and validly authorized, executed and delivered by Seller and the Principals, and constitute legal, valid and binding obligations of Seller, enforceable against Seller and the Principals in accordance with their respective terms.

         5.3 EFFECT OF AGREEMENT. Neither the execution, delivery, and performance of this Agreement or the Ancillary Documents by the Seller and the Principals, nor the consummation by the Seller and the Principals of the transactions contemplated hereby will (a) conflict with or result in a breach of any provision of the articles of incorporation or bylaws of Seller, (b) constitute or result in the breach of, conflict with or give rise to a right of forfeiture, termination, cancellation or acceleration with respect to, any term, condition or provision of, any note, bond, mortgage, indenture, license or other contract or obligation to which Seller or any of the Principals is a party or by which it or any of the Purchased Assets may be bound, except for such conflicts, breaches or defaults as to which written waivers or consents shall have been obtained on or prior to the Closing Date, or (c) violate in any material respect any law, statute, regulation, judgment, order, writ, injunction, or decree applicable to Seller, the Principals, the Business or any of the Purchased Assets.

         5.4 GOVERNMENT AND OTHER CONSENTS. No consent, order, authorization, qualification, or approval of, or exemption by, or filing with any governmental, public, or regulatory body or authority is required in connection with the execution, delivery and performance by Seller or the Principals of this Agreement or any Ancillary Document.

         5.5 FINANCIAL STATEMENTS AND FINANCIAL PERFORMANCE. Schedule 5.5 contains copies of the unaudited compiled balance sheets and statements of earnings for Seller, as of and for the years ended February 29, 1996 and February 28, 1995 and a balance sheet and statement of earnings of the Seller, as of and for the 12 month period ended February 29, 1996 and a statement of net sales for the period of February 29, 1996 through March 31, 1996 (collectively, the SELLER'S FINANCIAL STATEMENTS"). Not later than June 30, 1996, Seller shall deliver to Buyer an audited balance sheet as of the close of Seller's most recently completed fiscal year, and audited statements of income, cash flows, and changes in stockholders equity for each of the two fiscal years preceding the date of such audited balance sheet, accompanied by the report of an independent certified public accountant acceptable to Buyer, plus unaudited interim financial statements consisting of a balance sheet as of the end of Seller's most recently completed fiscal quarter and statements of income and cash flows for the interim period up to the date of such balance sheet and for the comparable period of the preceding fiscal year (collectively, the "SELLER'S AUDITED FINANCIAL STATEMENTS"). Except as set forth on Schedule 5.5, the Seller's Financial Statements and the Seller's Audited Financial Statements have been (or will be, as applicable) prepared in accordance with GAAP, and fairly present the financial position and results of operations of Seller as of the dates and for the periods indicated. No event has occurred since the date of the Seller's Financial Statements which materially adversely affects the information presented therein. Seller has, as of the date of the Seller's Financial Statements, no liabilities or obligations (absolute or contingent) of a nature not required or customarily reflected in financial statements or notes thereto prepared in accordance with GAAP.

         5.6 COMMITMENTS. Except as set forth in attached Schedule 5.6, Seller is not a party to and neither the Seller nor the Purchased Assets is bound or affected by, any (a) lease or sublease agreement relating to real or personal property, (b) contract or assignment relating to the Intellectual Property, (c) agreement or commitment for the purchase or sale of equipment or other capital assets, goods, products, services, raw materials or supplies in excess of Five Thousand and No/100 Dollars ($5,000.00), (d) employment agreement, collective bargaining agreement or agreement with any labor union, (e) agreement with any distributor, dealer, sales agent or sales representative, (f) agreement guaranteeing, indemnifying or otherwise becoming liable for the obligations or liabilities of another, (g) agreement for the borrowing or lending of money or any agreement with any financial institution, including letters of credit and performance bonds, (h) agreement granting any Person a lien, security interest or mortgage on any of Seller' properties or assets, (i) joint venture or partnership agreement with any other Person, (j) noncompetition, nondisclosure or other agreement which restricts Seller or any of the Principals in the conduct of the Business, or (k) other material agreement affecting the Purchased Assets or the Business.

         Correct and complete copies (or, where such arrangements are oral, true and complete written summaries) of all such agreements and arrangements listed on attached Schedule 5.6 (collectively referred to herein as the "COMMITMENTS"), have been or will be delivered to Buyer for review prior to the Closing. Each of the Commitments is now valid, binding and in full force and effect, enforceable in accordance with its terms. Seller has fulfilled, or has taken all action reasonably necessary to enable it to fulfill when due, all of its obligations under the Commitments. There has not occurred any default by Seller or any event which (with the lapse of time or the election of any Person other than Seller, or both) will become a default, nor, to the knowledge of Seller, have there occurred any default by any third party or any event which (with the lapse of time or the election of Seller, or both) will become a default under any of the Commitments. No waiver or indulgence has been granted by Seller or, to the knowledge of Seller, by any of the other parties thereto related to the Commitments.

         5.7 TAX MATTERS. Each of the Seller and the Principals have timely filed all federal, state, local and other tax and information returns as required by law with regard to any income, sales, use, gross receipts, property, employment and any other taxes, charges, levies or other assessments related to the Business or the Purchased Assets (collectively, "TAXES"), and has paid all Taxes shown as due on such returns. Each such return is true, correct and complete, and Seller do not have or will not have any additional liability for Taxes.

         5.8 TITLE TO PURCHASED ASSETS; ABSENCE OF LIENS AND ENCUMBRANCES, ETC. Seller have good and marketable title to the Purchased Assets. At Closing the Purchased Assets shall be transferred to Buyer free and clear of all security interests, claims, liens, mortgages, charges and encumbrances.

         5.9 CONDITION OF PURCHASED ASSETS. All Purchased Assets have been properly maintained in accordance with customary and prudent business practices and are in good operating condition and repair, reasonable wear and tear excepted. Seller have not received any notice to the effect that any of the Stores are in violation of any applicable requirements of building codes, health and safety laws or the Americans with Disabilities Act. To the knowledge of Seller, each of the Stores, as currently used in the operation of the Business, meet, in all material respects, all applicable requirements of building codes, health and safety laws and the Americans with Disabilities Act.

         5.10 INTELLECTUAL PROPERTY. Schedule 5.10 contains a list of all Intellectual Property of the Seller. Seller have full ownership right, title and interest in and to the Intellectual Property and to the best knowledge of Seller and the Principals, the Intellectual Property constitutes valid and enforceable rights of Seller. Neither Seller nor the Principals have received any notice and have no reason to believe that the validity of the Intellectual Property or Seller's interest therein can be or is being challenged by any third party. Seller has not heretofore granted any licenses or conveyed any other rights or interests to any of the Intellectual Property. To the best knowledge of Seller and the Principals, the operation of the Business as currently conducted does not infringe upon any patents or other intellectual property rights of any third party. All trade names and trademarks used by Seller to identify its products and services are protected by registration in the name of Seller on the principal register in the United States Patent and Trademark Office, state registrations and/or by rights in the United States accorded to Seller by virtue of the common law.

         5.11     ENVIRONMENTAL MATTERS.

                  (a) Seller has not received any notice from any governmental agency or private or public entity advising that it is potentially responsible for response costs or other costs with respect to a release or threatened release of any Hazardous Substance and neither it nor to Seller's knowledge its predecessors in interest with respect to the Business have conducted activities which could reasonably be expected to result in such a notice. No administrative, civil or criminal actions, including without limitation third-party actions for personal injury or property damage, are pending or threatened with respect to Environmental Laws at the Stores or related to the Business. No judgments, consent orders, consent decrees, stipulations, or other restrictions have been entered or applied with respect to Environmental Laws at the Stores or related to the Business. Seller have neither received nor is aware of any governmental orders, notifications, notices of violation, or requests for information relating to environmental or health and safety conditions at or related to the Stores or the Business, or is aware of any past or current violations of any Environmental Law at the Stores or related to the Business or of environmental conditions at the Stores or related to the Business. To the best of Seller's knowledge, neither the operation of the Business, either as currently conducted or conducted in the past at the Stores, or at any other office space or other facility or real property owned, leased, used or occupied by Seller, whether currently or at any time in the past, or the use or occupation of the Stores violate nor have violated any Environmental Laws.

                  (b) For purposes of this Agreement, (i) "ENVIRONMENTAL LAWS" shall mean statute, law, ordinance or regulation of any federal, state, county, local or foreign governmental authority relating to the environment, including air, water or noise pollution, emissions or discharges, the environment, public health, employee health, safety or welfare, land use or the production, processing, distribution, use, storage, labeling, handling, transportation, treatment or disposition of any Hazardous Substance; and (ii) "HAZARDOUS SUBSTANCE" shall mean asbestos, paints, solvents, ureaformaldehyde, polychlorinated biphenyls, nuclear fuel or material, chemical waste, hazardous waste, radioactive material, explosives, known carcinogens, petroleum products and by-products and other dangerous, toxic, infectious or hazardous pollutants, contaminants, chemicals, materials, wastes or substances listed or identified in, or regulated by, any Environmental Laws.

         5.12 INSURANCE. Seller carries worker's compensation insurance in at least the amount required by law. The Seller has been covered during the three year period ending on the Closing Date by insurance in scope, amount and coverage customary and reasonable for the businesses in which it has engaged during said three year period. Seller has not been refused any insurance nor has its coverage been limited by any insurance carrier to which it has applied for insurance during the last three years.

         5.13 PERMITS, LICENSES, COMPLIANCE WITH LAWS. Seller has all permits, licenses, orders, consents and approvals of federal, state, local or foreign governmental or regulatory bodies that are required in order to permit Seller to carry on the Business as currently conducted. Schedule 5.13 sets forth a correct and complete list of all such permits, licenses, orders and approvals, all of which are in full force and effect, and no suspension or cancellation of any of them is threatened, and to Seller's knowledge, no cause exists for such suspension or cancellation. The Business has been and is being conducted in accordance and in compliance with all applicable federal, state, local or foreign laws, codes, ordinances, rules and regulations, except for minor violations which do not have a material adverse effect on the Business or the Purchased Assets.

         5.14 OWNERSHIP OF SELLER. The Principals collectively own, beneficially and of record, of all of the issued and outstanding capital stock of Seller.

         5.15 LITIGATION. There is no claim, action, suit, proceeding, arbitration, investigation or inquiry pending before any federal, state, local, or other court or governmental, administrative, or self-regulatory body or agency, or any private arbitration tribunal, or to the knowledge of Seller threatened against, Seller, the Business, or any of the Purchased Assets or the transactions contemplated by this Agreement or the Ancillary Documents; nor is there any basis for any such claim, action, suit, proceeding, arbitration, investigation or inquiry. Seller is not in default under any order, license, regulation or demand of any federal, state or local, or other court or governmental, administrative or self-regulatory body or agency.

         5.16 BOOKS AND RECORDS. All of the books of account and other financial and corporate records of Seller have been made available to Buyer and its representatives.

         5.17 LABOR MATTERS. The Business is being operated in compliance with all applicable domestic (federal, state, and local) and foreign laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and neither of the Seller has engaged in any unfair labor practices, and has not discriminated on the basis of age or sex in its employment conditions or practices. There is no unfair labor practice or age or sex discrimination complaint against Seller pending before or, to the best of Seller's knowledge, threatened before the National Labor Relations Board or any other domestic (federal, state, or local) or foreign board, department, commission, or agency. Seller is not a party to any collective bargaining agreements.

         5.18 EMPLOYEE BENEFITS. Seller has withheld all material amounts required by law or agreement to be withheld from the wages or salaries of its employees and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. All accrued obligations of Seller, whether arising by operation of law, by contract or by past custom, for payments to trusts or other funds or to any governmental agency, with respect to unemployment compensation, social security, pension or any other benefits for employees of Seller, have been paid, or will have been paid prior to Closing, and none of the foregoing has been rendered not due by reason of any extension, whether at the request of Seller or otherwise. All reasonably anticipated obligations of Seller (whether arising by operation of law, by contract, by past custom or otherwise) for salaries, vacation and holiday pay, bonuses and other forms of compensation which were payable to the employees of Seller will be paid or payment will be adequately provided for prior to Closing. To the best of Seller's knowledge, all of Seller's employee benefit plans are in full compliance with the Employee Retirement Income Security Act of 1974 ("ERISA") and other applicable laws. Seller has no pension, profit sharing, savings, stock bonus and other deferred compensation plan established which is subject to the requirements of ERISA, or any employer pension benefit plan to which Seller is required to make or has made contributions.

         5.19 EMPLOYEES. Schedule 5.19 attached hereto sets forth a correct and complete list of the names of all persons currently employed by Seller (including title and current salary). No employee of Seller is subject to any employment, confidentiality, or noncompetition agreement or any agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in the furtherance of the Business.

         5.20 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as otherwise indicated on Schedule 5.20, since December 31, 1995:

                  (a) There has not been any material adverse change, and the Principals know of no fact, circumstance, event, occurrence, contingency or condition which might reasonably be expected to result in any material adverse change, whether or not in the ordinary course of business and whether or not covered by insurance, in the Purchased Assets or the Business of the Seller; and

                  (b) In general, the Business has been operated in all respects in the ordinary course of business.

         5.21 NO BROKERS. Neither Seller nor the Principals has entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Buyer to pay, or is aware of any claim or basis for any claim for payment, of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

         5.22 OTHER INFORMATION. To the best knowledge of Seller and Principals, none of the information and documents which have been or may be furnished by or on behalf of the Seller or the Principals to Buyer, or to any of its representatives, in connection with the transactions contemplated by this Agreement, is or will be materially false or misleading or contains or will contain any material misstatements of fact or omits or will omit any material fact necessary to be stated in order to make the statements therein not misleading, nor has Seller or the Principals withheld from Buyer any material facts relating to the assets, property or business of Seller. If at any time Seller or Principals become aware of facts or circumstances which would indicate that any information or documents which have been furnished to Buyer are materially incorrect or incomplete when furnished or as of the date of Closing, Seller and Principals shall promptly advise Buyer, in writing, of such corrected or additional information, or shall supply such corrected or additional documents, as appropriate.

                                    ARTICLE 6
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer (or its assignee, BAB Holdings, Inc., if appropriate) represents, warrants, covenants and agrees with Seller and the Principals that the following representations and warranties are true, correct and complete as of the date hereof and will be true, correct and complete as of the Closing Date:

         6.1 ORGANIZATION AND GOOD STANDING OF BUYER. Each of BAB Holdings, Inc. and Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois, and has all requisite corporate power and authority make the representations, warranties and agreements made hereunder, to own, lease and operate its properties and assets and to carry on its business as currently conducted, to execute and deliver this Agreement, and to perform its obligations under this Agreement. BAB Holdings, Inc. has all requisite corporate power and authority to issue the BAB Stock and the BAB Option.

         6.2 AUTHORIZATION OF AGREEMENT AND ENFORCEABILITY. This Agreement and the Ancillary Documents have been duly and validly authorized, executed and delivered by Buyer and constitute the valid and legally binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

         6.3 EFFECT OF AGREEMENT. Neither the execution, delivery, and performance of this Agreement or the Ancillary Documents nor the consummation of the transactions contemplated hereby by Buyer will (a) conflict with or result in a breach of any provision of the articles of incorporation or bylaws of Buyer; or (b) constitute or result in the breach of, conflict with or give rise to a right of termination, cancellation or acceleration with respect to, any term, condition or provision of, any note, bond, mortgage, indenture, license or other contract or obligation to which Buyer is a party of by which Buyer or any of its properties or assets may be bound, except for such conflicts, breaches or defaults as to which written waivers or consents shall have been obtained on or prior to the Closing Date, or (c) violate any law, statute, regulation, judgment, order, writ, injunction, or decree applicable to Buyer or any of its properties or assets.

         6.4      FINANCIAL STATEMENTS AND FINANCIAL PERFORMANCE.
The audited financial statements of BAB Holdings, Inc. ("BAB"), as of and for the years ended November 30, 1995 and 1994 and an unaudited balance sheet and income statement, as of and for the three month period ended February 29, 1996 (collectively, the "BAB FINANCIAL STATEMENTS") are set forth in Form 10-KSB and Form 10-QSB, respectively, which reports have been provided to Seller. The audited financial statements have been prepared in accordance with GAAP, consistently applied throughout the periods indicated. Except as set forth on
Schedule 6.4, the BAB Financial Statements have been prepared in accordance with GAAP applicable to unaudited interim financial statements consistent with the annual financial statements, are correct and complete, and fairly present the financial position and results of operations of the Buyer as of the dates and for the periods indicated. No event has occurred since the preparation of the BAB Financial Statements which materially adversely affects the information presented in the BAB Financial Statements. BAB Holdings, Inc. as of the date of the Financial Statements, does not have any liabilities or obligations (absolute or contingent) of a nature required or customarily reflected in financial statements or notes thereto prepared in accordance with GAAP, except as set forth in the BAB Financial Statements.

         6.5 CAPITALIZATION. The authorized capital stock of Buyer as of the date hereof is as set forth in the BAB Financial Statements. All issued and outstanding shares of capital stock, and upon consummation of the transaction contemplated hereby, the BAB Stock will be, duly authorized, validly issued, fully paid and non-assessable.

         6.6 INTELLECTUAL PROPERTY. Buyer has full ownership right, title and interest in and to its intellectual property and except as set forth in attached
Schedule 6.6, Buyer has not received any notice and has no reason to believe that the validity of its intellectual property can be or is being challenged by any third party. To the best knowledge of Buyer, the operation of its business as currently conducted does not infringe upon any patents or other intellectual property rights of any third party.

         6.7 ENVIRONMENTAL MATTERS. Buyer has not received any notice from any governmental agency or private or public entity advising that it is potentially responsible for response costs or other costs with respect to a release or threatened release of any Hazardous Substance and neither it nor to Buyer's knowledge its predecessors in interest with respect to its business have conducted activities which could reasonably be expected to result in such a notice. No administrative, civil or criminal actions, including without limitation third-party actions for personal injury or property damage, are pending or threatened with respect to Environmental Laws related to its business. No judgments, consent orders, consent decrees, stipulations, or other restrictions have been entered or applied with respect to Environmental Laws related to its business. Buyer neither received nor is aware of any governmental orders, notifications, notices of violations, or requests for information relating to environmental or health and safety conditions at or related to its business, or is aware of any past or current violations of any Environmental Law related to its business or of environmental conditions at the Stores or related to the Business. Neither the operation of its business, as currently conducted or at any other office space or other facility or real property owned, leased, used or occupied by Buyer, whether currently or at any time in the past, or the use or occupation of real property, violate nor have violated any Environmental Laws.

         6.8 INSURANCE. Buyer carries worker's compensation insurance in at least the amount required by law. Buyer has been covered during the three year period ending on the Closing Date by insurance in scope, amount and coverage customary and reasonable for the businesses in which it has engaged during said three year period. Buyer has not been refused any insurance nor has its coverage been limited by any insurance carrier to which it has applied for insurance during the last three years.

         6.9 PERMITS, LICENSES, COMPLIANCE WITH LAWS. Buyer has all permits, licenses, orders, consents and approvals of federal, state, local or foreign governmental or regulatory bodies that are required in order to permit Buyer to carry on its Business as currently conducted. To Buyer's knowledge, no cause exists for such suspension or cancellation. The business of Buyer has been and is being conducted in accordance and in compliance with all applicable federal, state, local or foreign laws, codes, ordinances, rules and regulations, except for minor violations which do not have a material adverse effect on its business.

         6.10 LITIGATION. Except as set forth on Schedule 6.10 attached hereto, there is no claim, action, suit, proceeding, arbitration, investigation or inquiry pending before any federal, state, local, or other court or governmental, administrative, or self-regulatory body or agency, or any private arbitration tribunal, or to the knowledge of Buyer threatened against, Buyer, its business, or the transactions contemplated by this Agreement or the Ancillary Documents; nor is there any basis for any such claim, action, suit, proceeding, arbitration, investigation or inquiry. Buyer is not in default under any order, license, regulation or demand of any federal, state or local, or other court or governmental, administrative or self-regulatory body or agency.

         6.11 LABOR MATTERS. The business of Buyer is being operated in compliance with all applicable domestic (federal, state, and local) and foreign laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and Buyer has not engaged in any unfair labor practices, and has not discriminated on the basis of age or sex in its employment conditions or practices. There is no unfair labor practice or age or sex discrimination complaint against Buyer pending before or threatened before the National Labor Relations Board or any other domestic (federal, state, or local) or foreign board, department, commission, or agency.

         6.12 EMPLOYEE BENEFITS. All of Buyer's employee benefit plans are in full compliance with the Employee Retirement Income Security Act of 1974 ("ERISA") and other applicable laws. The Buyer has no pension, profit sharing, savings, stock bonus and other deferred compensation plan established which is subject to the requirements of ERISA, or any employer pension benefit plan to which Seller are required to make or has made contributions.

         6.13 OTHER INFORMATION. None of the information and documents which have been or may be furnished by or on behalf of Buyer, to Seller or the Principals, or to any of their representatives, in connection with the transactions contemplated by this Agreement, is or will be materially false or misleading or contains or will contain any material misstatements of fact or omits or will omit any material fact necessary to be stated in order to make the statements therein not misleading.

         6.14 NO BROKERS. Buyer has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Seller or Principals to pay, or is aware of any claim or basis for any claim for payment, of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

                                    ARTICLE 7
                         CONDITIONS PRECEDENT TO CLOSING

         7.1 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER TO PROCEED WITH CLOSING. The obligations of Buyer are subject to the fulfillment at Closing of each of the following conditions to the reasonable satisfaction of Buyer; provided that Buyer, in its discretion, may waive any one or more of such conditions in writing and proceed with Closing without waiving any other remedies available to Buyer:

                  (a) Accuracy of Representations and Warranties. The representations and warranties of Seller and Principals contained in this Agreement and in any Ancillary Document shall be true in all material respects on and as of the Closing Date.

                  (b) Performance of Agreements. Seller shall have performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement on its part to be performed or complied with at or prior to the Closing. All conditions set forth in
         Article 4 of this Agreement required to be completed prior to Closing shall have been completed to Buyer's satisfaction.

                  (c) Required Consents. Seller shall have obtained all consents in writing required for the assignment to Buyer of all Leases (if required under the terms of the Leases), Licenses and Permits, and Assigned Contracts.

                  (d) No Adverse Conditions. No adverse conditions shall have been revealed in the course of Buyer's due diligence investigation and no event shall have occurred which in Buyer's discretion has a material adverse effect on the Business or the Purchased Assets.

                  (e) Board Approval. This Agreement shall have been approved by Buyer's Board of Directors.

                  (f) Deliveries. Seller and the Principals shall have delivered or caused to be delivered to Buyer at or prior to Closing all of the following;

                           (i) all consents required by Section 7.1(c);

                           (ii) a certificate, dated the Closing Date, of the
                  Secretary or Assistant Secretary of Seller certifying the resolutions adopted by the Shareholders and Board of Directors of Seller approving the execution and delivery of this Agreement and the consummation of the transactions contemplated under this Agreement;

                           (iii) a bill of sale in substantially the form
                  attached hereto as Exhibit 7.1(f) and one or more other instruments of transfer as may be reasonably required by Buyer conveying good and marketable title to the Purchased Assets to Buyer, free and clear of all security interests, claims, liens, mortgages, charges and encumbrances in form and substance satisfactory to Buyer, including an assignment of all Intellectual Property to which the Principals shall be joint assignors;

                           (iv) a certificate of good standing issued by the
                  Wisconsin Secretary of State and dated within five (5) days of the Closing Date;

                           (v) a Non-Competition Agreement executed by the
                  Seller and by each of the Principals;

                           (vi) a Registration Rights Agreement executed by
                  Seller and the Principals; and

                           (vii) such other documents, opinions and certificates
                  as may be required under this Agreement.

         7.2 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE SELLER AND THE PRINCIPALS TO PROCEED WITH CLOSING. The obligations of Seller and the Principals are subject to the fulfillment at the Closing of each of the following conditions to the reasonable satisfaction of Seller; provided that Seller, in their discretion, may waive any one or more of such conditions in writing and proceed with Closing without waiving any other remedies available to Seller:

                  (a) Accuracy of Representations and Warranties. The representations and warranties of Buyer contained in this Agreement or in any Ancillary Document shall be true in all material respects on and as of the Closing.

                  (b) Performance of Agreement. Buyer shall have performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed or complied with by it at or prior to the Closing Date.

                  (c) Deliveries by Buyer. Buyer shall have delivered to Seller at or prior to the Closing all of the following:

                           (i) a certificate, dated the Closing Date, of the
                  Secretary or Assistant Secretary of Buyer certifying the resolutions adopted by the Board of Directors of Buyer approving the execution and delivery of this Agreement and the transactions contemplated under this Agreement;

                           (ii) executed Non-Competition Agreement for each of
                  the Principals;

                           (iii) the cash consideration to be paid by Buyer
                  pursuant to this Agreement;

                           (iv) BAB Stock;

                           (v) the BAB Option executed by BAB Holdings, Inc.;
                  and

                           (vi) the Registration Rights Agreement, executed by
                  BAB Holdings, Inc.

                                    ARTICLE 8
                 SECURITIES DISCLOSURES REGARDING BAB SECURITIES

         8.1 UNREGISTERED SECURITIES; RESTRICTIONS ON TRANSFER. Seller and the Principals understand, acknowledge, represent and agree with the following with respect to the BAB Stock, the BAB Option, and the Common Stock which may be issued upon exercise of the BAB Option (collectively, the "BAB SECURITIES"):

                  (a) The BAB Securities have not been registered under the Securities Act of 1933 or any state securities law and Buyer is relying upon exemptions from such registration in connection with the issuance of the BAB Securities to Seller.

                  (b) The Seller and, if applicable, the Principals are acquiring the BAB Securities for investment, without present intention of distributing, reselling, pledging or otherwise disposing of the BAB Securities (except that Buyer and BAB Holdings, Inc. shall not unreasonably withhold approval for distribution of the BAB Securities to the Principals).

                  (c) The Principals would acquire the BAB Securities from Seller for their own account for investment and none of the Principals has any present intention of distributing, reselling, pledging or otherwise disposing of his or her interest in the BAB Securities.

                  (d) Seller and the Principals have been provided with access to all information with respect to the Buyer and its business (including the opportunity to meet with the Buyer's officers, to request additional information regarding Buyer's financial condition, properties, management and material contracts, and ask questions of them), and Seller and the Principals have utilized such access to make an informed decision to acquire the BAB Securities.

                  (e) Neither Seller nor the Principals may sell the BAB Securities unless they are registered under the Securities Act of 1933, as amended, and applicable state securities laws or pursuant to an applicable exemption from such registration requirements. Seller and the Principals shall have the registration rights set forth in the Registration Rights Agreement. Even if the BAB Securities are so registered or if exemption from registration is available, there can be no assurance that there will be a market for these securities.

                  (f) Any certificate representing the BAB Securities will bear legends in substantially the following form:

                  The securities evidenced by this certificate have not been registered either under applicable federal law and rules or applicable state law and rules. No sale, offer to sell, or transfer of these securities may be made unless a registration statement under the Securities Act of 1933, as amended, and any applicable state law with respect to such securities is then in effect or an exemption from the registration requirements of such laws is then, in fact, applicable to such securities.

                                    ARTICLE 9
                                   TERMINATION

         9.1 TERMINATION PRIOR TO CLOSING. This Agreement may be terminated prior to Closing as follows:

                  (a)      By mutual written consent of Buyer and Seller;

                  (b) By Seller if any of the conditions set forth in Section
         7.2 of this Agreement have not been met and have not been waived in writing by Seller. If Seller terminates this Agreement under Section 9.1, Seller shall not be deemed to waive any other rights or remedies available to Seller for a breach of this Agreement by Buyer; or

                  (c) By Buyer if any of the conditions set forth in Section 7.1 of this Agreement have not been met and have not been waived in writing by Buyer. If Buyer terminates this Agreement under this Section 9.1, Buyer shall not be deemed to waive any other rights or remedies available to Buyer for a breach of this Agreement by Seller or the Principals.

                                   ARTICLE 10
                                 INDEMNIFICATION

         10.1 INDEMNIFICATION BY SELLER AND THE PRINCIPALS. Subject to the limitations expressly set forth in Section 10.3, Seller and each of the Principals, jointly and severally, shall indemnify and hold harmless Buyer from, against and in respect of, any and all costs, losses, claims, liabilities, fines, penalties, damages and expenses net of any insurance or other recoveries (including without limitation interest which may be imposed, and court costs and reasonable fees and disbursements of counsel) resulting from, arising out of or incurred by Buyer in connection with any of the following:

                  (a) any breach of any of the representations or warranties made by Seller or the Principals in this Agreement or any of the Ancillary Documents, or failure or default by Seller or any of the Principals in the performance of any of the covenants or agreements made by Seller or any of the Principals in this Agreement or any of the Ancillary Documents; or

                  (b) subject to the terms of Section 2.4, and specifically excluding the Assumed Liabilities referred to therein, any debts, obligations, liabilities, claims, penalties, fines or damages pertaining to Seller, the Purchased Assets, or the Business arising on or before Closing or related to incidents and occurrences prior to Closing, whether or not known to Seller or disclosed to Buyer or included in the Schedules, other portions of this Agreement or the Ancillary Documents, and any liabilities of Seller arising after the Closing.

         10.2 INDEMNIFICATION BY BUYER. Subject to the limitations expressly set forth in Section 10.3, Buyer shall indemnify and hold harmless Seller and the Principals from, against and in respect of, any and all costs, losses, claims, liabilities, fines, penalties, damages and expenses net of any insurance or other recoveries (including without limitation interest which may be imposed in connection therewith, and court costs and reasonable fees and disbursements of counsel) resulting from, arising out of or incurred by Seller in connection with: (a) any breach of any of the representations or warranties made by Buyer in this Agreement or any of the Ancillary Documents, (b) any material failure or material default by Buyer in the performance of any of the covenants or agreements made by Buyer in this Agreement or any of the Ancillary Documents,
(c) Buyer's operation of the Stores after Closing, or (d) any and all rent and other obligations of Seller and Principals arising under the Leases after the Closing Date, but only if Seller and Principals request, and are unable to obtain, releases from the respective lessors in connection with Buyer's assumption of the Leases.

         10.3 LIMITATION OF LIABILITY. No party shall assert any claim for indemnification under Sections 10.1 or 10.2 unless the aggregate amount of all claims of such party against the other party under this Agreement, on a cumulative basis, exceeds Two Thousand and No/100 Dollars ($2,000.00); provided, however, that once claims exceed such Two Thousand Dollars ($2,000.00) threshold, the indemnifying party shall be liable for all valid claims, including the initial claims aggregating $2,000.

         10.4 RIGHT OF SETOFF; NO WAIVER. In addition to any remedies available to Buyer, Buyer shall have a right to setoff any obligations of Seller or the Principals to Buyer under this Agreement, any of the Ancillary Documents or any agreements between Seller as franchisee and Buyer's affiliate as franchisor against any obligation of Buyer to Seller or any of the Principals under this Agreement or under any Ancillary Document. Any disputes over Buyers entitlement to set-off shall be resolved pursuant to the arbitration provisions of Article
11. No failure or delay on the part of Buyer in exercising any right, power or remedy under the Agreement or under any of the Ancillary Documents, or available to Buyer at law or in equity shall operate as a waiver of such right, power or remedy, nor shall any single or partial exercise of any such right, power or remedy preclude any or further exercise thereof or the exercise of any other right, power or remedy available to Buyer. Subject to the limitations of Section 10.3, the remedies provided in this Agreement and in the Ancillary Documents are cumulative and not exclusive of any remedies available to any Party at law or equity.

         10.5 THIRD PARTY CLAIMS. If a claim by a third party is made against Buyer, Seller or any of the Principals (the "INDEMNIFIED PARTY"), and the Indemnified Party intends to seek indemnity against the other party (the "INDEMNIFYING PARTY") under this Article 10, the Indemnified Party shall timely notify the Indemnifying Party of such claim. The Indemnifying Party shall reasonably cooperate with the Indemnified Party in connection with the efforts of the Indemnified Party or its insurer with respect to the settlement or defense of the claim. The Indemnified Party shall permit the Indemnifying Party to participate in such settlement or defense through counsel chosen by the Indemnifying Party, provided that the fees and expenses of such counsel shall be borne by the Indemnifying Party. The Indemnified Party shall not settle or compromise any such claim unless it shall have given the Indemnifying Party not less than twenty (20) days' prior written notice of the proposed settlement or compromise and afforded the Indemnifying Party an opportunity to consult with the Indemnified Party regarding the proposed settlement or compromise.

                                   ARTICLE 11
                                   ARBITRATION

         11.1 IN GENERAL. Except for an action for injunctive relief, any dispute or claim arising out of or relating to this Agreement or the validity, interpretation, enforceability of breach of this Agreement, which is not settled by agreement between the parties, will be settled by binding arbitration in Chicago, Illinois, in accordance with the rules of the American Arbitration Association then in effect, and judgment upon any award rendered in such arbitration may be entered in any court having competent jurisdiction.

         11.2 DISCOVERY. The rules of discovery pertaining to the Illinois courts under the Illinois Rules of Civil Procedure shall apply to any such arbitration proceeding, provided discovery shall be accelerated and completed within no more than ninety (90) days. The prevailing party in such arbitration, in addition to all other relief provided, shall be entitled to an award against the losing party of its costs and expenses, including reasonable attorney's fees, incurred in such arbitration, and the losing party shall also bear all fees and expenses of arbitration. In the event that there is no party that has prevailed on substantially all issues, such legal expenses and expenses of arbitration shall be allocated between the Parties as the arbitrator deems appropriate.

                                   ARTICLE 12
                                     GENERAL

         12.1 EXPENSES. Each Party shall pay its own costs, including counsel, accountants and other advisors' fees, and expenses arising in connection with the negotiation and preparation of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby.

         12.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each of the Parties covenants and agrees that all of the representations, warranties, covenants, and agreements set forth in this Agreement and in any Ancillary Document shall survive the Closing until December 31, 2000 and shall not be merged into any instruments of transfer or other Ancillary Documents delivered by any of the Parties at Closing or at any other time, except that the representations in Sections 5.11 and 6.7 shall survive until December 31, 2002 and the representations in Section 5.7 shall survive until the expiration of the statute of limitations period applicable to claims which may be asserted for matters covered thereby.

         12.3 NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the Parties or their respective heirs, successors and assigns any rights, remedies, obligations, or other liabilities under or by reason of this Agreement.

         12.4 NOTICES. All notices permitted or required under this Agreement shall be in writing and shall be (a) delivered by personal service, (b) delivered by courier service, (c) telecopied and confirmed immediately in writing by a copy mailed by registered or certified mail, postage prepaid, return receipt requested, or (d) sent by certified or registered mail, postage prepaid, return receipt requested, to the parties hereto at their addresses set forth below or at such other addresses which may be designated in writing by the parties:

         If to Seller or the        Donald Nelson and Mary Ann Varichak
         Principals, to:            Bagels Unlimited, Inc.
                                    9115 Oklahoma Avenue
                                    Milwaukee, WI  53227

         with a copy to:            Whyte Hirschboeck Dudek S.C.
                                    111 E. Wisconsin Ave., #2100
                                    Milwaukee, WI  53202
                                    Attn: Craig A. Caliendo
                                    Telephone No.: (414) 273-2100

         If to Buyer, to:           BAB Systems, Inc.
                                    8501 West Higgins Road, Suite 320
                                    Chicago, IL  60631
                                    Attn: Michael K. Murtaugh
                                    Telecopier No.: (312) 380-6183

         with a copy to:            Popham, Haik, Schnobrich & Kaufman, Ltd.
                                    Suite 3300, 222 South Ninth Street
                                    Minneapolis, MN 55402
                                    Attn: Janna R. Severance
                                    Telecopier No.: (612) 334-8888

Such notices shall be effective upon receipt in the case of personal or courier service or telecopier delivery and on the third (3rd) day after posting in the U.S. mail.

         12.5 FURTHER ASSURANCES. After the Closing, Seller and the Principals shall, at Buyer's request, execute and deliver to Buyer without further consideration, all such further assignments, conveyances, endorsements, deeds, special powers of attorney, consents and other documents, and take such other action, as Buyer may reasonably request (a) to transfer to, vest and protect in Buyer and its right, title and interest in the Purchased Assets, and (b) otherwise to consummate or effectuate the transactions contemplated by this Agreement.

         12.6 ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules) supersedes all prior agreements and understandings, oral and written, between the parties with respect to the subject matter, and this Agreement, together with the Ancillary Documents, constitutes the entire agreement of the parties.

         12.7 HEADINGS. The article, section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

         12.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

         12.9 GOVERNING LAW. This Agreement shall be construed as to both validity and performance and governed by and enforced in accordance with the laws of the State of Wisconsin, without giving effect to the choice of law principles.

         12.10 SEVERABILITY. If any term, covenant, condition, or provision of this Agreement or the application thereof to any circumstance shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions, and provisions of this Agreement shall not be affected and each remaining term, covenant, condition, and provision of this Agreement shall be valid and shall be enforceable to the fullest extent permitted by law. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only as broad as is enforceable.

         12.11 AMENDMENTS. This Agreement may not be modified or changed except by an instrument or instruments in writing signed by all Parties.

         12.12 ASSIGNMENT. None of the Parties shall assign its rights or obligations under this Agreement without the prior written consent of the other Parties, except that Buyer may assign this Agreement to any Affiliate of Buyer without the consent of Seller or Principals, provided that such assignment will not affect the registration rights granted to Seller under the Registration Rights Agreement.

         12.13 SUCCESSORS AND ASSIGNS. Subject to the provisions of Section
12.12 hereof, the covenants, agreements, and conditions contained or granted shall be binding upon and shall inure to the benefit of Buyer, Seller, Principals and their respective heirs, successors and permitted assigns.

         12.14 NO JOINT VENTURE. The Parties, by entering this Agreement and consummating the transactions contemplated in this Agreement, shall not be and shall not be considered a partner or joint venturer of one another.

         12.15 CONSTRUCTION OF AGREEMENT. This Agreement and the Ancillary Documents are documents negotiated at arm's-length by the Parties and their respective counsel. Neither this Agreement or any of the Ancillary Documents shall be construed as having been "drafted" by any one Party and shall not be construed against any Party as a drafting party.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the date first above written.

                                     BUYER:

                                     BAB SYSTEMS, INC.


                                     By /s/ Michael K. Murtaugh

                                              Its Vice President and
                                                   General Counsel


                                     SELLER:

                                     BAGELS UNLIMITED, INC.



                                     By /s/ Mary Ann Varichak

                                              Its President


                                     PRINCIPALS:



                                     /s/ Donald Nelson
                                     Donald Nelson



                                     /s/ Mary Ann Varichak
                                     Mary Ann Varichak


         BAB Holdings, Inc. hereby acknowledges and agrees to be bound by the foregoing Asset Purchase Agreement to the extent of its obligations thereunder concerning issuance of its Common Stock in payment of the Purchase Price and inclusion of any such shares issued in certain registration statements which it may file under the Securities Act of 1933, as amended, pursuant to the terms of the Registration Rights Agreement referred to in the foregoing Asset Purchase Agreement.

                                     BAB HOLDINGS, INC.


                                     By /s/ Michael K. Murtaugh

                                              Its Vice President and
                                                    General Counsel


                         INDEX OF SCHEDULES AND EXHIBITS


                                    Schedules

Schedule 1                         Definitions
Schedule 2.1(c)                    Assigned Contracts
Schedule 2.1(h)                    Store Location and Leases
Schedule 2.2(e)                    Excluded Personal Assets
Schedule 2.2(f)                    Excluded Leased Equipment
Schedule 5.5                       Financial Statements
Schedule 5.6                       Commitments
Schedule 5.10                      Intellectual Property
Schedule 5.13                      Permits and Licenses
Schedule 5.19                      Employees
Schedule 5.20                      Absence of Certain Changes or Events
Schedule 6.6                       Buyer Intellectual Property
Schedule 6.10                      Buyer Litigation



                                    Exhibits

Exhibit 2.3                        Form of BAB Option
Exhibit 4.2                        Form of Non-Competition Agreement
Exhibit 4.6                        Form of Registration Rights Agreement
Exhibit 7.1(f)                     Form of Bill of Sale


                                   SCHEDULE 1

                                   DEFINITIONS


         1. "AFFILIATE," when used in reference to a specified Person, shall mean any Person directly or indirectly (a) controlled by, (b) controlling, or
(c) under common control with, said specified Person. Specifically, and without limitation of the foregoing, BAB Holdings, Inc. is hereby defined as an Affiliate of BAB Systems, Inc.

         2. "AGREEMENT" shall mean the Asset Purchase Agreement to which this
Schedule 1 is attached and all other schedules and exhibits attached thereto and referred to therein.

         3. "ANCILLARY DOCUMENT" shall mean any agreement, instrument, or other document to which Buyer, Seller, or any of the Principals are a party that is to be delivered at Closing or otherwise relates to the transactions contemplated hereby.

         4. "ASSIGNED CONTRACTS" shall have the meaning given such term in
Section 2.1(c).

         5. "BUSINESS" shall have the meaning given such term in Recital A.

         6. "BUYER" shall mean BAB Holdings, Inc.

         7. "BAB FINANCIAL STATEMENTS" shall have the meaning given to such term in Section 6.4.

         8. "BAB STOCK" and "BAB OPTION" shall have the meanings given to such terms in Section 2.3.

         9. "CLOSING" shall have the meaning given such term in Article 3.

         10. "CLOSING DATE" shall have the meaning given such term in Article 3.

         11. "COMMITMENTS" shall have the meaning given such term in Section
5.6.

         12. "ENVIRONMENTAL LAWS" shall have the meaning given such term in
Section 5.11(b).

         13. "ERISA" shall have the meaning given such term in Section 5.18.

         14. "EXCLUDED ASSETS" shall have the meaning given such term in Section
2.2 hereof.

         15. "GAAP" shall mean United States generally accepted accounting principles.

         16. "HAZARDOUS SUBSTANCE" shall have the meaning given such term in
Section 5.11(b).

         17. "INDEMNIFIED PARTY" shall have the meaning given such term in
Section 10.5.

         18. "INDEMNIFYING PARTY" shall have the meaning given such term in
Section 10.5.

         19. "INTELLECTUAL PROPERTY" shall have the meaning given such term in
Section 2.1(d).

         20. "INVENTORY" shall have the meaning given such term in Section
2.1(b).

         21. "LEASES" shall have the meaning given in Section 2.1(h).

         22. "LICENSES AND PERMITS" shall have the meaning given such term in
Section 2.1(f).

         23. "NON-COMPETITION AGREEMENT" shall have the meaning given such term in Section 4.2.

         24. "PARTIES" shall mean Buyer, Seller and the Principals, collectively.

         25. "PERSON" shall mean any individual, corporation, company, limited or general partnership, trust or estate, joint venture, association, or other entity.

         26. "PRINCIPALS" shall mean Donald Nelson and Mary Ann Varichak, collectively, and each individually is a "PRINCIPAL."

         27. "PURCHASE PRICE" shall have the meaning given such term in Section 2.3(a).

         28. "PURCHASED ASSETS" shall have the meaning given such term in
Section 2.1.

         29. "REGISTRATION RIGHTS AGREEMENT" shall have the meaning given such term in Section 4.6.

         30. "SELLER" shall mean Bagels Unlimited, Inc.

         31. "STORES" shall have the meaning given such term in Section 2.1(h).


                                  SCHEDULE 6.6

                          BUYER'S INTELLECTUAL PROPERTY